SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              THE YORK GROUP, INC.
               (Name of Registrant as Specified in its Charter)


     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                              THE YORK GROUP, INC.
                         9430 OLD KATY ROAD, SUITE 300
                              HOUSTON, TEXAS 77055

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1997
                            ------------------------

To the Stockholders of
  The York Group, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The York Group, Inc. will be held at the Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17402 at 4:00 p.m., local time, on Tuesday, April 29, 1997, for the following purposes:

          1. To elect five persons to serve as directors on the Board of Directors until the 1998 annual meeting of stockholders and until their successors have been elected and have qualified.

          2. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 12, 1997 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. Stockholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors
                                          /s/ DAVID F. BECK,
                                              David F. Beck, SECRETARY

Houston, Texas
March 26, 1997

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                              THE YORK GROUP, INC.
                         9430 OLD KATY ROAD, SUITE 300
                              HOUSTON, TEXAS 77055

                      ------------------------------------

                                PROXY STATEMENT

                      ------------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The York Group, Inc., a Delaware corporation ("York" or the "Company"), for use at the annual meeting of stockholders to be held on Tuesday, April 29, 1997, at the Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17402 at 4:00 p.m., local time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy, Notice and Proxy Statement are being mailed to stockholders on or about March 26, 1997.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 9430 Old Katy Road, Suite 300, Houston, Texas 77055, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors (the "Board") has fixed the close of business on March 12, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 7,999,864 shares of common stock, par value $0.01 per share
("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposition to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of February 14, 1997, unless otherwise specified, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock,
(ii) each director and Named Executive Officer (as defined herein), and (iii) all directors and executive officers of the Company as a group:

                  NAME                      NUMBER        PERCENT
----------------------------------------  -----------     -------
Bruce E. Elder(1).......................      699,600        8.7%
Alan H. Elder
  394 Olivewood Court
  Rochester, Michigan 48306
Elder Group, Inc........................      699,600        8.7%
  394 Olivewood Court
  Rochester, Michigan 48306
Eldon P. Nuss(2)........................       98,333        1.2%
Bill W. Wilcock(3)......................       50,000        *
Kirk P. Pendleton(4)....................       30,000        *
Robert T. Rakich(5).....................       10,000        *
Gerald D. Runnels(6)....................      355,952        4.4%
George L. Foley, Jr.(7).................       88,000        1.1%
Gerard K. Nichols(8)....................       36,540        *
David F. Beck(9)........................       42,000        *
All directors and executive officers as
  a group (12 persons)(10)..............    1,583,513       19.4%

------------

   * Less than 1%

 (1) Includes 599,600 shares owned directly by Elder Group, Inc., of which Mr. Bruce Elder is President and Mr. Alan Elder is Chairman of the Board of Directors, and 100,000 shares owned directly by the Elder Foundation, with which Mr. Bruce Elder and Mr. Alan Elder are affiliated.

 (2) Includes 8,333 shares that may be acquired within the next 60 days upon the exercise of outstanding employee stock options.

 (3) Includes 50,000 shares that may be acquired within the next 60 days upon the exercise of outstanding options.

 (4) Includes 30,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (5) Includes 5,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (6) Includes 6,000 shares owned by the spouse of Mr. Runnels, as to which shares Mr. Runnels disclaims beneficial ownership.

 (7) Includes 8,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (8) Includes 34,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (9) Includes 2,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

(10) Includes an aggregate of 143,333 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL

     Five directors are to be elected at the Annual Meeting. The Company recommends voting for the election of each of the nominees for director listed below. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board. Directors are elected by a plurality of votes cast at the Annual Meeting.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of the directors listed below to hold office until the 1998 annual meeting of stockholders and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and principal position of each nominee listed on the enclosed proxy for director to hold office until the 1998 annual meeting of stockholders.

     NAME                 AGE          POSITION
-----------------------   ---    -----------------------------------------------
Eldon P. Nuss..........   63     Chairman of the Board
Bill W. Wilcock........   53     Chief Executive Officer, President and Director
Bruce E. Elder.........   67     Director
Kirk P. Pendleton......   57     Director
Robert T. Rakich.......   59     Director

     ELDON P. NUSS joined the Company in October 1990 as President and Chief Executive Officer, and was elected Chairman of the Board in January 1996. He served as President until March 1996 and as Chief Executive Officer until October 1996. He has been a director since September 1990. Mr. Nuss was President, Chief Executive Officer and a director of PMI Industries, Inc., a Houston-based manufacturer of diverse metal products, from 1975 through June 1990.

     BILL W. WILCOCK joined the Company in March 1996 as President and as a director and became Chief Executive Officer in October 1996. Mr. Wilcock previously served as President of AlliedSignal Braking Systems Americas from 1991 to 1994 and as Vice President Planning, Automotive Sector, for AlliedSignal, Inc. from 1995 to February 1996.

     BRUCE E. ELDER has been a director of the Company since September 1990. Mr. Elder has been President of the Elder Group, Inc., since 1972 and is also a director of Vandor Corporation, a York supplier.

     KIRK P. PENDLETON has been a director of the Company since December 1992. Mr. Pendleton is Chairman and Chief Executive Officer of Cairnwood, Inc., a private investment firm, and has served in various capacities there since 1983. He also serves as a director of AMCAP Fund, Inc. , American Variable Annuity Fund, Europacific Growth Fund, Fundamental Investors, Inc. and New Perspective Fund.

     ROBERT T. RAKICH has been a director of the Company since April 1996. Mr. Rakich has served as President and Chief Operating Officer of Business Men's Assurance Co., an insurance and financial services company, since November 1995. Mr. Rakich was President and Chief Executive Officer of Laurentian Capital Corporation, an insurance and financial services firm, from 1987 through November 1995. Mr. Rakich also serves as a director of Business Men's Assurance Company of America, Jones & Babson and BMA Financial Services, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board met or acted by written consent eleven times in 1996. The Board has an Audit Committee, on which Messrs. Elder, Pendleton and Rakich currently serve, and a Human Resources Committee, on which Messrs. Pendleton and Rakich currently serve. The Audit Committee, which met two times in 1996, recommends to the Board the engagement of the Company's independent public accountants and reviews with such accountants the plans for and the results and scope of their auditing engagement. The Human Resources Committee, which met one time in 1996, reviews the compensation of executive officers and other key employees and makes recommendations to the Board with respect thereto, including the granting of stock options. All directors attended at least 75% of the meetings of the Board and the meetings of the committees on which they served in fiscal 1996.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company received an annual retainer of $5,000 and fees of $1,000 per meeting of the Board or a committee thereof (other than any committee meeting held in conjunction with a meeting of the Board). In addition, each director is entitled to reimbursement for reasonable expenses incurred in attending Board or committee meetings or the discharge of any special projects assigned to a director by the Board. In addition, directors who (i) are not, or have not been, employees of the Company, and (ii) do not receive remuneration, directly or indirectly, from the Company, will receive automatic grants of nonqualified stock options under the Company's 1996 Independent Director Stock Option Plan. These directors receive an option to purchase 5,000 shares upon their initial election to the Board and an option to purchase 2,500 shares upon each reelection to the Board, up to a maximum aggregate limit of options to purchase 15,000 shares under the Company's 1996 Independent Director Stock Option Plan.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not nominees for director and who are executive officers of the Company:

     NAME                  AGE         POSITION
------------------------   ---   -----------------------------------------------
George L. Foley, Jr.....   56    Executive Vice President
Gerald D. Runnels.......   56    Vice President -- National Accounts and
                                   International Markets
Gerard K. Nichols.......   55    Vice President -- Manufacturing/Engineering
Kenneth L. Johnson......   53    Vice President -- Manufacturing/Stamping
Stephen F. Duffy........   49    Vice President -- Sales and Marketing
David F. Beck...........   44    Vice President -- Finance, Chief Financial
                                   Officer, Secretary and Treasurer
Keith E. Plowman........   39    Controller, Assistant Secretary and
                                   Assistant Treasurer

     GEORGE L. FOLEY, JR. was elected Executive Vice President of the Company in January 1996. Mr. Foley previously served in executive officer capacities with the Company since September 1990. Mr. Foley has served as a director of the Company since September 1990, but will not stand for reelection at the meeting.

     GERALD D. RUNNELS has served as President and Chief Executive Officer of Houston Casket Company, d/b/a York Southwest Casket Company ("Houston Casket"), a York distributor, since December 1983. In January 1997, York acquired substantially all of the assets and assumed certain liabilities of Houston Casket and Mr. Runnels became a Vice President of the Company. Mr. Runnels has served as a director of the Company since September 1990, but will not stand for reelection at the meeting.

     GERARD K. NICHOLS joined the Company in June 1993 as Director of Engineering and was elected Vice President -- Manufacturing/Engineering in February 1995. For more than five years prior to joining the Company, Mr. Nichols held various manufacturing and procurement positions with Service Corporation International.

     KENNETH L. JOHNSON joined the Company in December 1993 when the Company acquired the assets of Kenco Manufacturing, Inc. ("Kenco"), for which Mr. Johnson served as President from January 1970.

Mr. Johnson was elected Vice President -- Manufacturing/Stamping in February 1995. Mr. Johnson served as a director of the Company from September 1990 until January 1996.

     STEPHEN F. DUFFY joined the Company in May 1994 as Vice President -- Sales and Marketing. For more than five years prior to joining the Company, Mr. Duffy was President of Hamilton Distributing Company, d/b/a United Casket Company ("Hamilton"), one of the Company's distributors. In September 1996, York acquired substantially all of the assets and assumed certain liabilities of Hamilton.

     DAVID F. BECK joined the Company in October 1990 as Chief Financial Officer and Vice President -- Finance, was elected Secretary in December 1990 and was elected Treasurer in January 1996. Prior to joining the Company, Mr. Beck served in various financial and accounting positions with the Company's predecessors for six years.

     KEITH E. PLOWMAN joined the Company in October 1990 as Assistant Treasurer and was elected Assistant Secretary in June 1992 and Controller in August 1995. Prior to joining the Company, Mr. Plowman served in various accounting positions with the Company's predecessors for ten years.

HUMAN RESOURCES COMMITTEE REPORT1

     The Human Resources Committee of the Board (the "Committee") is composed entirely of outside directors. The Committee is responsible for establishing and administering the compensation policies applicable to the Company's executive officers and other key employees.

     The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executives' and stockholders' interests through equity based plans.

     The Company's executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Committee's policies with respect to each of the three components are discussed below.

     BASE SALARY. In the early part of each fiscal year, the Committee reviews the base salary of the Chief Executive Officer ("CEO") and other executive officers of the Company and approves annual base salaries for each of the executive officers. The Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similarly sized companies. In addition, the Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance, and (ii) the particular executive officer's specific responsibilities and the performance of such executive officer in those areas of responsibility. Beginning in fiscal 1997, the Company has retained the services of Hay Group to formulate and establish a consistent executive compensation arrangement.

     ANNUAL INCENTIVE COMPENSATION. In 1996, the Company maintained a bonus program which provided direct financial incentives in the form of an annual cash bonus to executive officers to achieve and exceed the Company's annual goals which were based on targeted amounts of overall sales and earnings. For 1996, the bonus amounts were also based on the Committee's review of each executive officer's specific responsibilities, especially in light of the Company undertaking its initial public offering during 1996.

     STOCK OPTIONS. The Company currently maintains four stock option plans, three of which are for employee participation, and one of which, the 1996 Employee Stock Option Plan, is currently used for the issuance of stock options. The primary objective of the stock option program is to link the interests of the Company's stockholders to the executive officers and other selected employees of the Company through the
------------
1 Notwithstanding filings by the Company with the Securities and Exchange
  Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Human Resources Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise.

grant of stock options. The aggregate number of options recommended by the Committee is based on practices of comparable companies and each individual's expected long term contribution to the success of the Company.

     NAMED EXECUTIVE OFFICERS. Consistent with the Company's compensation program outlined above, compensation for each of the Named Executive Officers consists of a base salary, annual bonus and stock options. The base salaries for the Named Executive Officers for fiscal 1996 were believed to be at levels consistent with amounts paid to executives with comparable qualifications, experience and responsibilities of other similarly sized companies. Cash bonuses have been paid to all Named Executive Officers of the Company as a result of the Company achieving its targeted goals for sales and earnings and the guidance and performance of such officers in assisting the Company to achieve those goals.

     CHIEF EXECUTIVE OFFICER. Mr. Wilcock was employed by the Company as of March 1996 for a two-year term at a base salary of $260,000 per year. He was also granted options to purchase 250,000 shares of Common Stock at the initial public offering price, vesting over five years. The Committee believes the base salary of the CEO to be comparable with chief executive officers of other similarly sized companies with comparable qualifications, experience and responsibilities.

     Human Resources Committee: Kirk P. Pendleton and Robert T. Rakich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Committee was, during fiscal 1996, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

     No executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Committee, (ii) a director of another entity, one of whose executive officers served on the Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION TABLES

     The following tables set forth compensation information for the chief executive officer and the four most highly compensated executive officers of the Company during the Company's fiscal years 1996 and 1995, for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                           ANNUAL          -------------
                                                        COMPENSATION        SECURITIES            ALL
                                           FISCAL   --------------------    UNDERLYING           OTHER
      NAME AND PRINCIPAL POSITION           YEAR     SALARY      BONUS        OPTIONS       COMPENSATION(1)
                                           ------   ---------  ---------   -------------    ----------------
                                                       ($)        ($)           (#)               ($)
Eldon P. Nuss ..........................     1996     247,470     85,000       25,000              3,876
  Chairman of the Board                      1995     237,952     84,000       --                  3,492
Bill W. Wilcock ........................     1996     216,000    150,000      250,000            118,579
  President and Chief Executive Officer      1995      --         --           --                --
George L. Foley, Jr. ...................     1996     168,730     52,500       10,000              2,100
  Executive Vice President                   1995     162,240     52,500       --                  1,200
Gerard K. Nichols.......................     1996     135,200     20,000       10,000              2,616
  Vice President-                            1995     130,000     21,000       --                  1,259
  Manufacturing/Engineering
David F. Beck...........................     1996     122,100     36,000       10,000              1,056
  Vice President-Finance, Chief              1995     116,283     24,675       --                    852
  Financial Officer, Secretary and
  Treasurer

------------
(1) For 1996, includes (i) the Company's matching contribution of $750 pursuant to The York Group, Inc. 401(k) Plan and Trust for Messrs. Nuss, Foley, Nichols and Beck, (ii) group term life insurance premiums paid by the Company for Messrs. Nuss, Wilcock, Foley, Nichols and Beck in the amount of $3,126, $648, $1,350, $1,866 and $306, respectively, and (iii) $117,931 in relocation expenses reimbursed to Mr. Wilcock.

                                 OPTION GRANTS

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                           AT
                                                        PERCENTAGE                               ASSUMED RATES OF STOCK
                                           NUMBER OF     OF TOTAL                                        PRICE
                                           SECURITIES     OPTIONS                               APPRECIATION FOR OPTION
                                           UNDERLYING   GRANTED TO    EXERCISE                            TERM
                                            OPTIONS      EMPLOYEES      PRICE     EXPIRATION   --------------------------
                  NAME                      GRANTED       IN 1996     PER SHARE      DATE           5%           10%
----------------------------------------   ----------   -----------   ---------   ----------   ------------  ------------
Eldon P. Nuss...........................      25,000         5.9%      $ 13.00      2/28/06    $    204,390  $    517,968
Bill W. Wilcock.........................     250,000        58.6         13.00      2/28/06       2,043,900     5,179,675
George L. Foley, Jr.....................      10,000         2.3         13.00      2/28/06          81,756       207,187
Gerard K. Nichols.......................      10,000         2.3         13.00      2/28/06          81,756       207,187
David F. Beck...........................      10,000         2.3         13.00      2/28/06          81,756       207,187

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                          VALUE OF
                                                                                                         UNEXERCISED
                                                                                                         IN-THE-MONEY
                                                                             NUMBER OF SECURITIES        OPTIONS AT
                                                                            UNDERLYING UNEXERCISED       FISCAL YEAR
                                             SHARES                       OPTIONS AT FISCAL YEAR END       END(2)
                                            ACQUIRED         VALUE       ----------------------------    -----------
                  NAME                     ON EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
----------------------------------------   -----------    -----------    -----------    -------------    -----------
Eldon P. Nuss...........................      64,000       $672,000          8,333          16,667        $  54,165
Bill W. Wilcock.........................      --             --             --             250,000           --
George L. Foley, Jr.....................      --             --              6,000          14,000           78,000
Gerard K. Nichols.......................      --             --             32,000          18,000          416,000
David F. Beck...........................      --             --             --              10,000           --

                                            VALUE OF
                                           UNEXERCISED
                                           IN-THE-MONEY
                                           OPTIONS AT
                                           FISCAL YEAR
                                             END(2)
                                          -----------
                  NAME                    UNEXERCISABLE
----------------------------------------  -------------
Eldon P. Nuss...........................   $   108,335
Bill W. Wilcock.........................     1,625,000
George L. Foley, Jr. ...................       117,000
Gerard K. Nichols.......................       169,000
David F. Beck...........................        65,000
------------
(1) There was no public trading market for the Common Stock at the date of exercise. Accordingly, this value has been calculated on the basis of the initial public offering price of $13.00 per share, less the applicable exercise price.

(2) Value is based upon a closing price of $19.50 per share at December 31, 1996.

PERFORMANCE GRAPH

     The following performance graph provided by Media General Financial Services, Inc. compares the performance of the Common Stock since April 2, 1996, the first day of public trading of the Common Stock, to the Russell 2000 Index and a peer group index consisting of two companies: Hillenbrand Industries, Inc. and Matthews International Corporation. Most of the Company's peers are subsidiaries or divisions of larger public companies or privately held companies. As a result, the above two companies, which each have a substantial portion of their business in manufacturing for the death care industry, are the only two companies to which the Company may realistically compare itself.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

                    THE NEW YORK GROUP INC     PEER GROUP     RUSSELL 2000
BASE                     100.00                100.00          100.00
4/30/1996                109.70                102.21          105.35
5/31/1996                104.71                100.98          109.50
6/28/1996                103.22                100.23          105.00
7/31/1996                 98.73                 91.46           95.83
8/30/1996                 98.97                 89.46          101.40
9/30/1996                 95.97                 99.05          105.36
10/31/1996               100.47                101.11          103.73
11/29/1996               111.51                100.49          108.01
12/31/1996               117.54                 98.85          110.84

THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE BROAD MARKET INDEX CHOSEN WAS:
RUSSELL 2000 INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

HILLENBRAND INDUSTRIES
MATTHEWS INTERNAT CP CLA

SOURCE: MEDIA GENERAL FINANCIAL SERVICES
     P.O. BOX 85333
     RICHMOND, VA 23293
     PHONE: 1-(800) 446-7922
     FAX: 1-(804) 649-6097

EMPLOYMENT ARRANGEMENTS

     The Company employed Mr. Wilcock as of March 1, 1996, for a two-year term at a base salary of $260,000 per year. He was also granted options to purchase 250,000 shares at the initial public offering price of $13.00 per share, vesting over five years. Pursuant to such arrangement, upon a change of control, Mr. Wilcock shall be entitled to a two-year salary continuation package if employment is terminated by the Company without cause or by Mr. Wilcock under certain circumstances.

1996 EMPLOYEE STOCK OPTION PLAN

     The Company maintains a 1996 Employee Stock Option Plan (the "Employee Plan"). The purpose of the Employee Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by selected executive employees and other key employees of the Company or its subsidiaries as the Committee of the Board may from time to time determine. The Company believes that the possibility of participation in the Employee Plan through receipt of incentive stock options ("Incentive Options") or nonqualified options ("Nonqualified Options") will provide selected executive and other key employees an incentive to perform more efficiently and will assist the Company in obtaining and retaining people of outstanding training and ability.

     TERM. The Employee Plan was adopted by the Board effective January 24, 1996, and approved by the stockholders on the same date. No stock option shall be granted more than 10 years after the effective date of the Employee Plan.

     ADMINISTRATION. The Employee Plan is administered by the Committee, which is comprised of not less than two members of the Board, all of which members shall be "disinterested persons" as defined by the Employee Plan. All questions of interpretation and application of the Employee Plan shall be determined by the Committee.

     PARTICIPATION. All executive employees and other key employees of the Company or of any subsidiary corporation are eligible to participate in the Employee Plan; provided, however, that no member of the Committee shall be entitled to receive a stock option under the Employee Plan while serving as a member of the Committee. Directors of the Company who are not regular employees of the Company are not eligible to participate in the Employee Plan. During the lifetime of the option holder, stock options shall be exercisable only by the recipient, the recipient's guardian or legal representative, and will be transferable only by will or operation of the laws of descent and distribution, pursuant to a qualified domestic relations order, or if established by the Committee, pursuant to intra-family transfers without payment of consideration.

     SHARES OF STOCK AVAILABLE FOR OPTIONS. A total of 500,000 shares of Common Stock are available for issuance under the Employee Plan. Shares subject to stock options under the Employee Plan may be either authorized or unissued shares or issued shares that have been acquired by the Company and held in treasury. When stock options have been granted under the Employee Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the option holder, the unexercised shares may be reoptioned under the Employee Plan.

     The Employee Plan provides for an appropriate adjustment of shares available under the Employee Plan and of shares subject to outstanding stock options in the event of any changes in the outstanding Common Stock by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other similar transaction.

     STOCK OPTIONS. The Committee may designate a stock option as an Incentive Option or as a Nonqualified Option. The terms of each stock option shall be set out in a written stock option agreement setting forth the terms and conditions of the stock option, which incorporates the terms of the Employee Plan.

     The option price shall be determined by the Committee, but shall not in any event be less than the par value of the Common Stock. In the case of an Incentive Option, the option price shall not be less than 100% of the fair market value of the Common Stock at the time the stock option is granted. In the case of an Incentive Option issued to a 10% stockholder of the Company (i) the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the period over which the Incentive Option is exercisable may not exceed 5 years.

     Stock options may be exercised by written notice of exercise and payment of the stock option price in cash, by check or by certified or cashier's check or in any other manner that the Committee may approve. Special rules apply which limit the time and exercise of a stock option following an employee's termination of employment.

     AMENDMENT OF EMPLOYEE PLAN. The Board or the Committee may at any time and from time to time amend, rescind, suspend or terminate the Employee Plan, as it shall deem advisable, provided that the Employee Plan may not be amended in any manner which would cause the Employee Plan to no longer comply with tax or other regulatory requirements applicable to Incentive Options. Furthermore, no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No change may be made in, and no amendment, rescission, suspension or termination of the Employee Plan shall have an effect on, stock options previously granted under the Employee Plan which may impair or alter the rights or obligations of the holder thereof. Changes may be made in stock options previously granted with the consent of the option holder.

     MERGER, CONSOLIDATION OR SALE OF ASSETS. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Common Stock subject to each such stock option would have been entitled to receive pursuant to the terms of such merger, consolidation, reorganization or recapitalization. In the event of (i) a potential merger or consolidation involving the Company, regardless of whether the Company is a surviving entity of such merger or consolidation, (ii) a potential liquidation or dissolution of the Company, (iii) a potential sale or other disposition by the Company of all or substantially all of its assets, or (iv) a potential sale or other disposition by the stockholders of the Company of all or substantially all of the outstanding Common Stock to one purchaser (any such merger, consolidation, liquidation, dissolution or sale being referred to as a "Significant Event"), then the Company, upon obtaining approval of the Board, may waive any and all vesting restrictions on outstanding options. In consideration of any such waiver of vesting restrictions, the Company shall have the option to require all option holders to exercise or have terminated their vested but unexercised stock options upon the occurrence of the Significant Event by providing written notice to all option holders at least 15 days before the occurrence of the Significant Event.

     COMPENSATION DEDUCTION LIMITATION. Section 162(m) of the Code generally limits to $1 million per year per employee the tax deduction available to publicly traded companies for certain compensation paid to named executive officers. There is an exception (Section 162(m)(4)(C)) from this deduction limitation, for certain "performance-based compensation" if specified requirements are satisfied. The grants of Incentive Options and Nonqualified Options at fair market value on the date of grant are designed to satisfy the statutory requirements of Section 162(m)(4)(C).

     FEDERAL TAX CONSEQUENCES. The grant of Incentive Options to an employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to the employee if the Incentive Option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an employee's alternative minimum tax, if applicable. An employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long term capital gain or loss on the sale.

     An employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the employee.

     The grant of Nonqualified Options under the Incentive Plan will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the excess, if any, of the fair market value of the shares acquired as of the exercise date over the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the Nonqualified Option price paid and the ordinary income reported on exercise of the Nonqualified Option. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a Nonqualified Option.

1996 INDEPENDENT DIRECTOR STOCK OPTION PLAN

     The Company maintains a 1996 Independent Director Stock Option Plan (the "Independent Director Plan"). The purpose of the Independent Director Plan is to provide the independent directors with additional compensation and incentive for their service as directors. The Company is dependent on the incentive, effort and judgment of its directors for the successful conduct of its business.

     TERM. The Independent Director Plan was adopted by the Board effective January 24, 1996, and approved by the stockholders on the same date. The Independent Director Plan expires on the earlier of (i) the date 10 years from the effective date of the Independent Director Plan, or (ii) the date on which there have been granted to eligible directors, pursuant to the Independent Director Plan, stock options to purchase an aggregate of 50,000 shares of Common Stock.

     ADMINISTRATION. The Independent Director Plan is administered by the Board. All questions of interpretation and application of the Independent Director Plan shall be determined by the Board.

     PARTICIPATION. All independent directors are eligible to participate in the Independent Director Plan. Stock options to purchase 5,000 shares of Common Stock are automatically granted upon each eligible director's initial election to the Board, and stock options to purchase 2,500 shares are automatically granted upon each eligible director's reelection to the Board. During the lifetime of the option holder, stock options shall be exercisable only by the recipient, the recipient's guardian or legal representative, and will be transferable only by will or operation of the laws of descent and distribution, pursuant to a qualified domestic relations order, or if permitted by the Board, pursuant to intra-family transfers without payment of consideration.

     SHARES OF STOCK AVAILABLE FOR OPTIONS. A total of 50,000 shares of Common Stock are available for issuance under the Independent Director Plan. Shares subject to stock options under the Independent Director Plan may be either authorized and unissued shares or issued shares that have been acquired by the Company and held in treasury. When stock options have been granted under the Independent Director Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the option holder, the unexercised shares may be reoptioned under the Independent Director Plan.

     The Independent Director Plan provides for an appropriate adjustment of shares available under the Independent Director Plan and of shares subject to outstanding stock options in the event of any changes in the outstanding Common Stock by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other similar transaction.

     STOCK OPTIONS. Each stock option granted under the Independent Director Plan is evidenced by a stock option agreement containing terms and conditions not inconsistent with the provisions of the Independent Director Plan. The sale of shares issued upon exercise of a stock option shall not be allowed until at least six months after the grant of the stock option. The purchase price payable upon the exercise of a stock option is equal to the fair market value of the Common Stock on the date of grant of the stock option.

     AMENDMENT OF INDEPENDENT DIRECTOR PLAN. The Board may at any time and from time to time amend the Independent Director Plan, as it shall deem advisable, provided that the Independent Director Plan may not be amended more than once every six months, other than to comport with changes in any tax or other regulatory requirements. If the Board determines on advice of counsel that it is necessary or desirable to obtain stockholder approval of any amendment to the Independent Director Plan, in order to comply with Rule 16b-3 of the Exchange Act or any successor rule, the effectiveness of any such amendment may be conditioned upon its approval by the stockholders of the Company. No change may be made in, and no amendment, rescission, suspension or termination of the Independent Director Plan shall have an effect on, stock options previously granted under the Independent Director Plan which may impair or alter the rights or obligations of the holders thereof. Changes may be made in stock options previously granted with the consent of the option holder.

     MERGER, CONSOLIDATION OR SALE OF ASSETS. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Common Stock subject to each such stock option would have been entitled to receive pursuant to the terms of such merger, consolidation, reorganization or recapitalization. In the event of (i) a potential merger or consolidation involving the Company, regardless of whether the Company is a surviving entity of such merger or consolidation, (ii) a potential liquidation or dissolution of the Company, (iii) a potential sale or other disposition by the Company of all or substantially all of its assets, or (iv) a potential sale or other disposition by the stockholders of the Company of all or substantially all of the outstanding Common Stock to one purchaser, then the Company shall have the option of terminating all outstanding stock options upon the actual occurrence of such event by notice to all option holders at least 15 days prior to such occurrence.

     FEDERAL TAX CONSEQUENCES. The grant of a stock option under the Independent Director Plan does not result in the recognition of any taxable income by the director. A director will recognize ordinary income on the date of exercise of the option equal to the excess, if any, of the fair market value of the shares acquired as of the exercise date over the exercise price. The tax basis of the shares for purposes of a subsequent sale include the exercise price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of an option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by a director on exercise of an option.

                              CERTAIN TRANSACTIONS

     Yorktowne Caskets, Inc. ("Yorktowne"), a York distributor of which George
L. Foley, Jr., Executive Vice President, is a significant stockholder, has an outstanding note payable to the Company bearing interest at prime plus 1.5% and due February 1, 1999, the principal balance of which was $325,000 at December 31, 1996. The note relates to the sale of distribution centers to Yorktowne in 1988. The note was entered into in February 1994 simultaneously with the repayment of a prior note by Yorktowne which bore interest at prime plus 1.5%, the principal balance of which was $2,025,000 prior to repayment. Since January 1996, the largest amount of indebtedness outstanding on the note was $475,000 on January 1, 1996.

     On September 30, 1996, the Company acquired substantially all of the assets and assumed the liabilities of Hamilton, of which Stephen F. Duffy, Vice President -- Sales and Marketing, is a 61% stockholder. The purchase price paid to Hamilton was $625,000, which included forgiveness of an outstanding note receivable from Hamilton of $588,000.

     On January 17, 1997, the Company acquired substantially all of the assets of Houston Casket, a corporation of which Gerald D. Runnels, Vice
President -- National Accounts and International Markets, is a 50% stockholder, and North Texas Casket Company ("NTCC"), a wholly-owned subsidiary of Houston Casket. The aggregate purchase price paid to Houston Casket and NTCC was approximately $9.1 million, which was paid by a combination of cash, promissory notes, subordinated convertible promissory notes and the assumption of certain liabilities of Houston Casket and NTCC. In connection with the acquisition, Mr. Runnels executed a non-competition agreement pursuant to which the Company will pay to Mr. Runnels $50,000 annually for a period of five years.

     The Company sells finished caskets and casket components in the ordinary course of business to various companies and organizations with which some of the Company's directors, executive officers and stockholders are affiliated. The following table set forth the gross sales for 1996 of York products to companies affiliated with directors, executive officers and greater than 5% stockholders.

NAME OF PURCHASER (NAME OF DIRECTOR,          YEAR ENDED
EXECUTIVE OFFICER OR 5% STOCKHOLDER)       DECEMBER 31, 1996
----------------------------------------   -----------------
Houston Casket Company (Gerald D.
  Runnels)(1)...........................      $14,234,000
Yorktowne Caskets, Inc. (George L.
  Foley, Jr.)...........................       12,550,000
Hamilton Distributing Company (Stephen
  F. Duffy)(2)..........................        4,201,000
Elder Davis, Inc. (Bruce E. Elder)(3)...          656,000
Vandor Corporation (Bruce E.
  Elder)(4).............................          159,000
------------
(1) As discussed above, York acquired Houston Casket in January 1997.

(2) As discussed above, York acquired Hamilton in September 1996.

(3) Two of Mr. Elder's sons hold a majority interest in this entity.

(4) Mr. Elder serves as a director of this entity.

     The Company also purchases goods and services from companies affiliated with directors and/or stockholders in the ordinary course of business at the sellers' normal prices. The following table sets forth the purchases for 1996 by York from companies affiliated with directors, executive officers and greater than 5% stockholders.

NAME OF SELLER (NAME OF DIRECTOR,             YEAR ENDED
EXECUTIVE OFFICER OR 5% STOCKHOLDER)       DECEMBER 31, 1996
----------------------------------------   -----------------
Vandor Corporation (Bruce E.
  Elder)(1).............................      $ 2,039,000
Elder Davis, Inc. (Bruce E. Elder)(2)...          391,000
Elderlite Express, Inc. (Bruce E.
  Elder)(2).............................          352,000
------------
(1) Mr. Elder serves as a director of this entity.

(2) Two of Mr. Elder's sons hold a majority interest in this entity.

     Under a management agreement, Vandor Corporation, of which Bruce E. Elder is a director, provides manufacturing/warehouse space, utilities, direct and supervisory labor, consultation and marketing services to the Company. Pursuant to this agreement, the Company paid to Vandor Corporation $426,000 in 1996.

     Kenneth L. Johnson, Vice President -- Manufacturing/Stamping, was President of Kenco when it was acquired by the Company in 1993. The Company paid Kenco approximately $1 million, and pursuant to a covenant not to compete executed at the time of the acquisition, the Company has paid to Mr. Johnson $138,000 annually since 1993 and will continue to pay such amount annually to Mr. Johnson through 2002.

     The Company believes that the terms of the transactions described above were at least as favorable to the Company as could have been obtained with unaffiliated third parties, and the Company intends to maintain this policy on similar transactions in the future.

                                    AUDITORS

     Arthur Andersen LLP, a certified public accounting firm, has served as the independent auditor of the Company for seven years. While management anticipates that this relationship will continue to be maintained during 1997, no formal action is proposed to be taken at the Annual Meeting with respect to the continued employment of Arthur Andersen LLP inasmuch as no such action is legally required. A representative of Arthur Andersen LLP plans to attend the Annual Meeting and will be available to answer appropriate questions. The representative also will have an opportunity to make a statement at the meeting if he so desires, although it is not expected that any statement will be made.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all Section 16 reporting requirements were met in 1996.

                                 OTHER MATTERS

     The Board knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company, addressed to the Secretary of the Company, 9430 Old Katy Road, Houston, Texas 77055, no later than November 26, 1997, to be included in the proxy statement relating to that meeting.

                                          By Order of the Board of Directors
                                          /s/ DAVID F. BECK
                                              David F. Beck, SECRETARY

March 26, 1997

     THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                              FRONT SIDE OF PROXY
--------------------------------------------------------------------------------
PROXY                         THE YORK GROUP, INC.                         PROXY
                         9430 OLD KATY ROAD, SUITE 300
                              HOUSTON, TEXAS 77055

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder(s) of The York Group, Inc. (the "Company") hereby appoint Bill W. Wilcock and David F. Beck, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held on April 29, 1997, at 4:00 p.m., local time, at the Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17402 and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to cast if personally present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH
BELOW.

PROPOSAL 1:  ELECTION OF DIRECTORS

[ ] FOR the nominees listed below          [ ] WITHHOLD AUTHORITY to vote
      (except as marked to the                 for the nominees listed below
         contrary below)

  (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE
                 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Eldon P. Nuss                  Bruce E. Elder                  Robert T. Rakich
Bill W. Wilcock                Kirk P. Pendleton

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                               BACK SIDE OF PROXY

2. In their discretion, on such other matters as may properly come before the 1997 Annual Meeting of Stockholders or any adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE. All prior proxies are hereby revoked.
                                          ______________________________________
                                          ______________________________________
                                                        Signature(s)
                                          Dated ________________________ , 1997
                                          (Please sign exactly as your name
                                          appears hereon. When signing as
                                          attorney, executor, administrator,
                                          trustee, guardian, etc., give full
                                          title as such. For joint accounts,
                                          each joint owner should sign.)

    PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE
                               ENCLOSED ENVELOPE.